H05000064391 3

FILED
05 MAR 15 PM 4:30
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
FAST EDDIE RACING STABLES, INC.
Document Number F28396

Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment to is Articles of Incorporation:

NEW CORPORATE NAME:

"Article 1 – Name" which appears in the Corporation's Articles of Incorporation, as amended, be and hereby is deleted in its entirety and substituted with the following:

"ARTICLE 1 - NAME

The name of this corporation is National Investment Managers Inc."

The date of the amendment's adoption is March 15, 2005.

The amendment was approved by the shareholders. The number of votes cast for the amendment by the shareholders was sufficient for approval.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of this 15th day of March 2005.

FAST EDDIE RACING STABLES, INC.

By: ______________________
Richard Berman, Chairman of the Board

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